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                                                                     EXHIBIT 5.1
                           [KAHN, KLEINMAN LETTERHEAD]

                                  July 25, 2002

Olympic Steel, Inc.
5096 Richmond Road
Bedford Heights, Ohio 44146

Gentlemen:

         In connection with the filing by Olympic Steel, Inc., an Ohio corporation (the "Company"), with the Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended, of a Registration Statement on Form S-8 (the "Registration Statement"), with respect to a maximum of 1,000,000 shares of Common Stock, without par value (the "Shares") to be issued under the Olympic Steel, Inc. Employee Stock Purchase Plan (the "Plan"), we have examined the following: (i) the Amended and Restated Articles of Incorporation of the Company, as currently in effect, (ii) the Amended and Restated Code of Regulations of the Company, as currently in effect, (iii) the Registration Statement on Form S-8 (including Exhibits thereto), (iv) the records relating to the organization of the Company and such other documents as we deemed it necessary to examine as a basis for the opinions hereinafter expressed; and (v) copies of the Plan, and the records of the proceedings of the Board of Directors and shareholders of the Company relating to the adoption and approval thereof.

         Based upon that examination, we are of the opinion that:

         (i) The Company is duly organized and validly existing under the laws of the State of Ohio.

         (ii) The Shares have been duly authorized and, when issued and delivered pursuant to the Plan and in the manner contemplated by the Registration Statement, will be validly issued, fully paid, and non-assessable.

         We hereby consent to the filing of this Opinion as Exhibit 5.1 to the Registration Statement and to the use of our name therein.

                             Very truly yours,

                             /s/ Kahn, Kleinman, Yanowitz & Arnson, Co., L.P.A.
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                             Kahn, Kleinman, Yanowitz & Arnson, Co., L.P.A.